UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549

                            FORM 8-K

                         CURRENT REPORT

                Pursuant to Section 13 or 15(b)
             of The Securities Exchange Act of 1934


                  Date of Report: June 16, 1997
        (Date of earliest event reported: May 20, 1997)



                      STORAGE TRUST REALTY
       (Exact name of registrant as specified in its charter)



         Maryland                1-13462       43-1689825
(State or other jurisdiction  (Commission      (IRS Employer
   of incorporation)          File Number)  Identification No.)


                      2407 Rangeline Street
                    Columbia, Missouri 65202
     (Address and zip code of principal executive offices)

Registrant's telephone number, including area code:(573)499-4799


                         Not Applicable
 (Former name or former address, if changed since last report)

ITEM 5: ACQUISITION OF FACILITIES

Storage Trust Realty (the "Company") has completed the acquisition of eight self-storage facilities through Storage Trust Properties L.P. (the "Operating Partnership"), a limited partnership controlled by the Company as its sole general partner and in which the Company holds a 93.81% ownership interest as of March 31, 1997. These facilities, totaling approximately 524,000 net rentable square feet, are located in four states, and were purchased for approximately $29,431,000.

All of the facilities were acquired in arms-length transactions and there are no material relationships between any of the sellers and the Company, the Operating Partnership, any other affiliate of the Company, any trustee or officer of the Company or any associate of any trustee or officer of the Company.

Management of the Company determined the purchase price through arms-length negotiations, after taking into consideration such factors as the geographic location of the properties, demographics of the market areas, age and condition of the facilities, the projected amounts of maintenance costs and capital improvements, the current revenues of the facilities, comparable facilities competing in the applicable markets, rental rates and occupancy levels for the facilities and competing facilities, and the estimated amount of taxes, utility costs, personnel costs, and other anticipated expenses.

Each of the facilities has been used by the sellers as a self-storage facility prior to their acquisition by the Company, and the Company intends to continue the use of all of those facilities for that purpose.

These properties were acquired as follows:

     -    Two for cash, and
     - Six for a combination of cash and the exchange of eight of the Company's facilities (seven in Memphis, TN and one in Tulsa, OK).

The cash for the acquisitions was provided from (a) funds available under the Company's $100 million revolving line of credit with The First National Bank of Boston and other lenders and (b) remaining proceeds from the funding of $25,000,000 of unsecured Senior Notes on April 15, 1997.

The following tables provide certain information concerning the facilities acquired:

TABLE I

                                                     Date of
Facility and Location           Seller(s)       Acquisition

King Kool U-Store
South Orange Blossom Trail    Harold K. and
Apopka, FL                    Alice K. Smith      May 15,1997

Tenth Street Self Storage     George T. Kelly,
S.W. 10th Street              Robert E. Farmer &
Deerfield Beach, FL           Raymond R. Irwin    May 19,1997

Storage USA
Palmer Drive                  SUSA
Schaumburg, IL                Partnership, L.P.   May 20,1997

Storage USA
North Natchez Avenue          SUSA
Chicago, IL                   Partnership, L.P.   May 20,1997

Storage USA
West Cermak Road              SUSA
Chicago, IL                   Partnership, L.P.   May 20,1997

Storage USA
Broad River Road              SUSA
Columbia, SC                  Partnership, L.P.   May 20,1997

Storage USA
Ashley River Road             SUSA
Charleston, SC                Partnership, L.P.   May 20,1997

Storage USA
Tchoupitoulas Street          SUSA
New Orleans, LA               Partnership, L.P.   May 20,1997


TABLE II

                                        Net                 Percentage
                                        Rentable            Occupancy[4]
                            Purchase    Square      # of    at Date of
Facility and Location       Price       Footage     Units   Acquisition

King Kool U-Store
S. Orange Blossom Trail
Apopka, FL               $ 1,650,000 [1]  25,659[3]  459       81%

Tenth Street Self Storage
S.W. 10th Street
Deerfield Beach, FL      $ 5,050,000 [1]  79,329     840       65%

Storage USA
Palmer Drive
Schaumburg, IL           $ 3,987,000 [2]  73,600     603       91%

Storage USA
North Natchez Avenue
Chicago, IL              $ 4,330,000 [2]  91,875     901       87%

Storage USA
West Cermak Road
Chicago, IL              $ 3,523,000 [2]  63,288     790       80%

Storage USA
Broad River Road
Columbia, SC             $ 3,338,000 [2]  58,535     497       90%

Storage USA
Ashley River Road
Charleston, SC           $ 3,344,000 [2]  63,608     628       82%

Storage USA
Tchoupitoulas Street
New Orleans, LA          $ 4,209,000 [2]  68,546     663       85%

Totals or Average        $29,431,000     524,440   5,381       83%


Notes to TABLE II:

[1]  Acquired for cash.
[2] Acquired for cash of $10,213,000 and the exchange of eight of the Company's facilities valued at $12,518,000 (see details below).
[3] Purchase includes approximately two acres of vacant ground for future development.
[4] Determined by dividing net rentable square footage occupied by total net rentable square footage.

The following table provides certain additional information concerning the Company facilities exchanged with SUSA Partnership, L.P. on May 20, 1997, as described in Note [3] above:

TABLE III

                                                             Percentage
                                                             Occupancy[1]
                              Sales       Square    # of     at Date of
 Facility and Location        Price       Footage   Units    Exchange

American Way
Memphis, TN                $ 1,644,000    37,790     366       96%

4175 Winchester Road
Memphis, TN                $ 1,120,000    36,820     361       93%

Raleigh-LaGrange
Memphis, TN                $ 1,371,000    37,480     354       95%

6390 Winchester Road
Memphis, TN                $ 1,696,000    39,444     345       89%

4705 Winchester Road
Memphis, TN                $ 2,071,000    60,570     484       91%

Madison Avenue
Memphis, TN                $   912,000    27,731     286       94%

Summer Avenue
Memphis, TN                $ 1,954,000    46,010     369       97%

South Garnett Road
Tulsa, OK                  $ 1,750,000    57,590     471       83%

Totals or Average          $12,518,000   345,435   3,036       92%


Notes to TABLE III:

[1] Determined by dividing net rentable square footage occupied by total net rentable square footage.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

(a)     FINANCIAL STATEMENTS APPLICABLE TO ACQUIRED FACILITIES

          Report of Independent Auditors

          Acquired Facilities' Historical Summaries of Combined
          Gross Revenues and Direct Operating Expenses for the
          Three Months Ended March 31, 1997 (Unaudited) and for the Fiscal Period Ended December 31, 1996.

          Notes to Historical Summaries of Combined Gross Revenues and Direct Operating Expenses.

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

        Pro Forma Consolidated Balance Sheet as of March 31,
          1997 (Unaudited).

        Pro Forma Consolidated Statement of Operations for the
          Three Months Ended March 31, 1997 (Unaudited).

        Pro Forma Consolidated Statement of Operations for the
          Year Ended December 31, 1996 (Unaudited).

        Notes to Pro Forma Consolidated Financial Statements
          (Unaudited).

(c)     EXHIBITS

        See Index to Exhibits, which is hereby incorporated by reference herein.

                 REPORT OF INDEPENDENT AUDITORS



To the Board of Trustees of
Storage Trust Realty

We have audited the accompanying Historical Summaries of Combined Gross Revenues and Direct Operating Expenses (the "Historical Summaries") for certain self-storage facilities (the "Acquired Facilities") for the fiscal period ended December 31, 1996, as described in Note 1 to the Historical Summaries. These Historical Summaries are the responsibility of management of the Acquired Facilities. Our responsibility is to express an opinion on these Historical Summaries based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the Rules and Regulations of the Securities and Exchange Commission (for inclusion on Form 8-K of Storage Trust Realty) as described in Note 2 to the Historical Summaries, and are not intended to be a complete presentation of the Acquired Facilities' revenues and expenses.

In our opinion, such Historical Summaries present fairly, in all material respects, the combined gross revenues and direct operating expenses of the Acquired Facilities for the fiscal period ended December 31, 1996 as described in Note 1 to the Historical Summaries, in conformity with generally accepted accounting principles.

                                   ERNST & YOUNG LLP

Chicago, Illinois
May 30, 1997

                      STORAGE TRUST REALTY
                      ACQUIRED FACILITIES

             HISTORICAL SUMMARIES OF COMBINED GROSS
             REVENUES AND DIRECT OPERATING EXPENSES

                     (amounts in thousands)

                                Three Months  Fiscal Period
                                  Ended         Ended
                                 March 31,    December 31,
                                   1997          1996
                                (Unaudited)

Gross revenues:
  Rental income                    $ 1,054        $ 3,568
  Other income                          18             56

  Total gross revenues               1,072          3,624

Direct operating expenses:
  Property operations                  279            908
  Real estate taxes                    164            604

  Total direct operating expenses      443          1,512

Gross revenues in excess of direct
  operating expenses               $   629        $ 2,112


The accompanying notes are an integral part of these historical summaries.

                      STORAGE TRUST REALTY
                      ACQUIRED FACILITIES

           NOTES TO HISTORICAL SUMMARIES OF COMBINED
          GROSS REVENUES AND DIRECT OPERATING EXPENSES


NOTE 1.    BUSINESS

The Historical Summaries of Combined Gross Revenues and Direct Operating Expenses (the "Historical Summaries") include the operations of the self-storage facilities (the "Acquired Facilities") which were acquired by Storage Trust Properties, L.P. (the "Operating Partnership") from unaffiliated parties in the second quarter of 1997. The general partner of the Operating Partnership is Storage Trust Realty (the "Company"). The Acquired Facilities consist of the following eight self-storage facilities:

Facility                      Location            Acquisition Date

King Kool U-Store             Apopka, FL          May 15, 1997
Tenth Street Self Storage     Deerfield Beach, FL May 19, 1997
Storage USA                   Schaumburg, IL      May 20, 1997
Storage USA                   Chicago, IL         May 20, 1997
Storage USA                   Chicago, IL         May 20, 1997
Storage USA                   Columbia, SC        May 20, 1997
Storage USA                   Charleston, SC      May 20, 1997
Storage USA                   New Orleans, LA     May 20, 1997

Storage USA acquired the facilities in Columbia, SC and Charleston, SC on July 10, 1996. The Historical Summaries for the fiscal period ended December 31, 1996 includes the operations of these facilities for the period from July 10, 1996 to December 31, 1996. These two facilities are not individually significant, as defined by the Rules and Regulations of the Securities and Exchange Commission. For all other facilities, the fiscal period is for the year ended December 31, 1996.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Historical Summaries have been prepared pursuant to the Rules and Regulations of the Securities and Exchange Commission for real estate operations to be acquired. The Historical Summaries are not representative of the actual operations for the periods presented, as certain expenses which may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Acquired Facilities have been excluded.

                      STORAGE TRUST REALTY
                      ACQUIRED FACILITIES

           NOTES TO HISTORICAL SUMMARIES OF COMBINED
          GROSS REVENUES AND DIRECT OPERATING EXPENSES


NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basis of Presentation (continued)

Expenses excluded consist of management fees, interest, depreciation and amortization, professional fees and other indirect costs not directly related to the future operations of the Acquired Facilities.

Rental income is recognized when due from occupants. Expenses are recognized on the accrual basis.

Factors considered by management of the Company in assessing these acquisitions included geographic locations of the facilities, demographics of the market areas, rental rates and occupancy levels, competition, expenses such as maintenance and real estate taxes and projected capital expenditures. After a review of these factors and others, the Company is not aware of any material items relating to these properties that would cause the reported financial information not to be representative of future operating results.

Use of Estimates

The preparation of the Historical Summaries in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 3.   INTERIM PERIOD

The unaudited Historical Summaries for the three months ended March 31, 1997 have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments of a normal recurring nature considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1997 are not necessarily indicative of future operating results.

                      STORAGE TRUST REALTY

          PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


The following unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1997 and unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 1997 and for the year ended December 31, 1996 have been prepared to reflect the acquisition of eight self-storage facilities (the "Acquired Facilities") and the other adjustments described in the accompanying notes. The pro forma consolidated financial information is based on the historical consolidated financial statements and other financial information in the Company's Form 10-Q for the period ended March 31, 1997 and the 1996 Annual Report to Shareholders, and should be read in conjunction with those financial statements and the notes thereto.

The Pro Forma Consolidated Balance Sheet was prepared as if (a) the Acquired Facilities were purchased on March 31, 1997 and (b) the Company completed the funding of $25 million of unsecured Senior Notes on March 31, 1997. The Pro Forma Consolidated Statements of Operations was prepared as if (a) the Acquired Facilities were purchased on January 1, 1996, (b) other facilities acquired during 1996 and 1997 were purchased on January 1, 1996, (c) the Company completed the offering of 4,140,000 Common Shares, which occurred in July 1996, (the "1996 Share Offering") on January 1, 1996, and (d) the Company completed the funding of $100 million of unsecured Senior Notes on January 1, 1996.

The pro forma consolidated financial information is not necessarily indicative of the financial position or results of operations which actually would have occurred if such transactions had been consummated on the dates described, nor does it purport to represent the Company's future financial position or results of operations.

The results of the Acquired Facilities for the year ended
December 31, 1996 includes two facilities (King Kool U-Store in
Apopka, FL and Tenth Street Self Storage in Deerfield Beach, FL) that were going through their initial lease-up period.

                      STORAGE TRUST REALTY
              PRO FORMA CONSOLIDATED BALANCE SHEET
                         MARCH 31, 1997
                     (amounts in thousands)
                          (unaudited)

                                Storage                  Storage
                                 Trust                    Trust
                                 Realty      Pro Forma    Realty
                               Historical   Adjustments Pro Forma
                                (Note 1)     (Note 2)
ASSETS
Investment in storage
  facilities, net               $330,498    $ 17,108 (a) $347,606
Cash and cash equivalents          2,335      (8,955)(a)    2,335
                                               8,955 (b)
Accounts receivable and
  other assets                     1,428          -         1,428
Deferred financing costs, net      1,116         395 (b)    1,511
Investment in joint ventures         212          -           212
  Total assets                  $335,589    $ 17,503     $353,092

LIABILITIES AND EQUITY
Liabilities:
  Mortgage and notes payable:
    Revolving line of credit    $ 15,650    $  8,153 (a) $  8,153
                                             (15,650)(b)
    Senior Notes                  75,000      25,000 (b)  100,000
    Other                             -           -
-
    Total                         90,650      17,503
108,153
  Accounts payable and
    accrued expenses               5,318          -         5,318
  Tenant prepayments               2,556          -         2,556
  Dividends and
    distributions payable          5,985          -         5,985
    Total liabilities            104,509      17,503      122,012

Minority interest                 15,879          -        15,879

Shareholders' equity:
  Common shares                      129          -           129
  Additional paid-in capital     220,488          -       220,488
  Distributions in excess of
    net income                    (5,416)         -
(5,416)
    Total shareholder's equity   215,201          -       215,201
    Total liabilities and
      shareholders' equity      $335,589     $ 17,503    $353,092

 The accompanying notes are an integral part of these statements.

                                       STORAGE TRUST REALTY
                          PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            FOR THE THREE MONTHS ENDED MARCH 31, 1997
                          (amounts in thousands, except per share data)
                                           (unaudited)

                     Storage                                         Storage
                     Trust       Other                               Trust
                     Realty       1997      Acquired   Pro Forma     Realty
                    Historical Acquisitions Facilities Adjustments  Pro Forma
                   (Note 1)    (Note 3)    (Note 5)   (Note 6)

Revenues:
  Rental income      $12,872    $   807     $ 1,054   $  (516)(a)   $14,217
  Management income       64         -           -         -             64
  Equity in earnings of
    joint ventures        15         -           -         -             15
  Other income           227         10          18       (47)(a)(b)    208
  Total revenues      13,178        817       1,072      (563)       14,504

Expenses:
  Property operations  2,716        222         279      (141)(a)     3,076
  Real estate taxes    1,050         91         164       (42)(a)     1,263
  General and admin.     692         -           -         -            692
  Interest             1,417        350          -        310 (c)     2,108
                                                           31 (d)
  Depreciation         2,327        122          -        109 (a)(e)  2,558
  Amortization           152         -           -          8 (f)       160
  Total expenses       8,354        785         443       275         9,857
Net income before
  minority interest    4,824         32         629      (838)        4,647
Minority interest      (324)        (2)         -         24 (g)      (302)
Net income           $ 4,500    $    30     $   629   $  (814)      $ 4,345

Net income per share $  0.35                                        $  0.34

Weighted-average
 number of shares
  outstanding     12,886,237                                     12,886,237

The accompanying notes are an integral part of these statements.

                                       STORAGE TRUST REALTY
                          PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               FOR THE YEAR ENDED DECEMBER 31, 1996
                          (amounts in thousands, except per share data)
                                           (unaudited)

         Storage                                                       Storage
          Trust                  Other 1997                             Trust
          Realty       1996       Acquired    Acquired    Pro Forma     Realty
      Historical Acquisitions Acquisitions Facilities   Adjustments  Pro Forma
        (Note 1)    (Note 4)     (Note 3)    (Note 5)    (Note 6)
Revenues:
 Rental
  income $42,499    $ 7,623      $ 4,665      $ 3,568   $(1,627)(h)(i) $56,728
 Management
  income     168        (23)          -            -         -             145
 Equity
  in earnings of
  joint
  ventures   100        (30)          -            -         -              70
 Other
  income     675         35           57           56       (24)(h)(i)     799
 Total
  revenues43,442      7,605        4,722        3,624    (1,651)        57,742

Expenses:
 Property
  operation9,541      1,654        1,253          908      (351)(h)(i)  13,005
 Real estate
  taxes    3,710        696          521          604      (132)(h)(i)   5,399
 General
  and admin2,549         45           -            -         -           2,594
 Interest  4,190      3,494        2,031           -      1,246 (j)      8,534
                                                            535 (k)
                                                         (2,962)(l)
 Depreciation
           6,102      1,109          558           -        446 (h)(m)   8,215
 Amortization
             463         -            -            -        177 (n)        640
 Total expenses
          26,555      6,998        4,363        1,512    (1,041)        38,387
Net income before
 minority
 interest 16,887        607          359        2,112      (610)        19,355
Minority
 interest (1,091)      (261)         (23)          -        106 (o)     (1,269)
Net
 income  $15,796    $   346      $   336      $ 2,112   $  (504)       $18,086

Net income
 per
  share  $  1.46                                                       $  1.40

Weighted-average number
 of shares
 outstanding 10,803,871                                             12,874,932

The accompanying notes are an integral part of these statements.

                      STORAGE TRUST REALTY

      NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                          (unaudited)


NOTE 1.   STORAGE TRUST REALTY - HISTORICAL

The consolidated balance sheet as of March 31, 1997 and the consolidated statements of operations for the three months ended March 31, 1997 and for the year ended December 31, 1996 include the accounts of Storage Trust Realty (the "Company"), Storage Trust Properties, L.P. (the "Operating Partnership") and Storage Realty Management Co.

NOTE 2.   PRO FORMA ADJUSTMENTS - CONSOLIDATED BALANCE SHEET

Pro forma adjustments are as follows:

     Record the acquisition of the Acquired Properties from unrelated parties for an aggregate purchase price of $29,431,000 and estimated closing costs of $195,000. The acquisitions were financed through (i) draws on the Company's revolving line of credit, (ii) proceeds from the funding of the Senior Notes and (iii) the exchange of eight of the Company's facilities valued at $12,518,000. The value assigned to the eight facilities exchanged by the Company exceeded their net book value by approximately $293,000, which reduced the Company's basis in the new facilities.

     Record the funding of the remaining $25,000,000 of Senior
     Notes that occurred on April 15, 1997. The proceeds of this funding were used to (i) reduce the balance outstanding on the revolving line of credit, (ii) pay remaining costs of the Senior Notes offering (primarily fees and expenses of the placement agents) of $395,000, and (iii) finance the acquisition of additional self-storage facilities.

NOTE 3.   OTHER 1997 ACQUISITIONS

These amounts reflect the net operations of 15 other facilities acquired during 1997 as if they were acquired on January 1, 1996.

NOTE 4.   1996 ACQUISITIONS

These amounts reflect the net operations of 46 other facilities acquired and two facilities exchanged in 1996 as if they were acquired or exchanged on January 1, 1996.

                      STORAGE TRUST REALTY

      NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                          (unaudited)


NOTE 5.   ACQUIRED FACILITIES

These amounts include the combined gross revenue and direct operating expenses for the Acquired Facilities for the three months ended March 31, 1997 and for the fiscal period ended December 31, 1996. The Historical Summaries of Combined Gross Revenue and
Direct Operating Expenses (the "Historical Summaries") for these facilities are included elsewhere herein.

NOTE 6.   PRO FORMA ADJUSTMENTS - CONSOLIDATED STATEMENTS OF
          OPERATIONS

The pro forma adjustments are as follows:

                                                    Three Months Ended
                                                      March 31, 1997

(a)  Remove operations of the facilities exchanged:
       Rental income                                     $  (516)
       Other income                                      $    (7)
       Property operations                               $  (141)
       Real estate taxes                                 $   (42)
       Depreciation                                      $   (79)
(b)  Remove interest income from the temporary
     investment of excess funds from the
     $75,000,000 funded under the Senior Notes
     on January 22, 1997.                                $   (40)
(c)  Record interest expense on the net funds
     disbursed for the acquisition of the Acquired
     Facilities ($17,108,000 at 7.2500%)                 $   310
(d)  Record net interest adjustment due to funding
     of Senior Notes                                     $    31
(e)  Record additional depreciation expense related
     to the Acquired Facilities [based on (i) a
     40-year depreciable life and $21,266,000
     allocated to buildings and (ii) a ten-year
     depreciable life and $2,200,000 allocated to
     furniture, fixtures and equipment]                  $   188
(f)  Record amortization of deferred costs related
     to the issuance of the Senior Notes over the
     weighted-average term of the Senior Notes.          $     8
(g)  Adjust minority interest based on adjustments
     to net income of the Operating Partnership.         $    24

                      STORAGE TRUST REALTY

      NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                          (unaudited)


NOTE 6.   PRO FORMA ADJUSTMENTS - CONSOLIDATED STATEMENTS OF
OPERATIONS (continued)

                                                       Year Ended
                                                    December 31, 1996

(h)  Remove operations of the facilities exchanged:
       Rental income                                     $(1,970)
       Other income                                      $   (31)
       Property operations                               $  (423)
       Real estate taxes                                 $  (157)
       Depreciation                                      $  (306)
Record operations of two of the Acquired
     Facilities prior to their inclusion in
     the Historical Summaries:
       Rental income                                     $   343
       Other income                                      $     7
       Property operations                               $    72
       Real estate taxes                                 $    25
(j)  Record interest expense on the net funds
     disbursed for the acquisition of the Acquired
     Facilities ($17,108,000 at 7.2839%)                 $ 1,246
(k)  Record net interest adjustment due to funding
     of Senior Notes                                     $   535
(l)  Record reduction in interest expense from use
     of net proceeds of the 1996 Share Offering
     ($78,894,000 at 7.3375% for 183 days and
     $10,230,000 at 7.25% for 9 days)                    $(2,962)
(m)  Record additional depreciation expense related
     to the Acquired Facilities [based on (i) a
     40-year depreciable life and $21,266,000
     allocated to buildings and (ii) a ten-year
     depreciable life and $2,200,000 allocated to
     furniture, fixtures and equipment]                  $   752
(n)  Record amortization of deferred costs related
     to the issuance of the Senior Notes over the
     weighted-average term of the Senior Notes.          $   177
(o)  Adjust minority interest based on adjustments
     to net income of the Operating Partnership and
     the issuance of Common Shares.                      $   106

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                      STORAGE TRUST REALTY



June 16, 1997                           /s/ Michael G. Burnam
(Date)                                 Michael G. Burnam
                                       Chief Executive Officer

June 16, 1997                           /s/ Stephen M. Dulle
(Date)                                 Stephen M. Dulle
                                       Chief Financial Officer

                         INDEX TO EXHIBITS

Exhibit
 Number            Document Description

  23.1    Consent of Ernst & Young LLP.

  99      Press Release, dated May 20, 1997.

                                                     Exhibit 23.1


                    CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-15765 and Form S-8 No. 333-15763) of Storage Trust Realty of our report dated May 30, 1997, with respect to the Historical Summaries of Combined Gross Revenue and Direct Operating Expenses included in the Current Report on Form 8-K of Storage Trust Realty dated June 16, 1997, filed with the Securities and Exchange Commission.


                                      ERNST & YOUNG LLP

Chicago, Illinois
June 16, 1997

                                                Exhibit 99

Storage Trust Realty                       For additional information contact
2407 Rangeline Street                      Steve Dulle, Chief Financial Officer
Columbia, MO 65202                         573.499.4799

Press Release

         Storage Trust swaps facilities with Storage USA

   COLUMBIA, Missouri (May 20, 1997) Storage Trust Realty (NYSE-SEA) announced today it has completed a transaction with Storage USA, Inc. to exchange eight facilities owned by Storage Trust (seven in Memphis, TN and one in Tulsa, OK) for six facilities owned by Storage
USA (three in Chicago, IL and one each in Columbia, SC; Charleston,
SC and New Orleans, LA). The facilities were valued based on their current net operating income and an agreed-upon cap rate consistent for all facilities, with the Storage USA facilities valued at approximately $22.7 million and the Storage Trust facilities valued at approximately $12.5 million. Accordingly, Storage Trust paid approximately $10.2 million in additional consideration, which was funded by borrowings on the revolving line of credit.

   The facilities involved in the exchange with Storage USA are in the following areas:

                                                      Number of Storage Trust
                                                        Facilities Owned
                    Number of   Net Rentable       (Including Joint Ventures)
Areas              Facilities  Square Footage       In Area After Closing

Chicago, IL             3             228,763                  10
Charleston, SC          1              63,608                   6
Columbia, SC            1              58,535                   9
New Orleans, LA         1              68,546                   2
Total Received          6             419,452

Memphis, TN             7             287,845                   0
Tulsa, OK               1              57,590                   0
Total Given             8             345,435

Net Exchange          (2)              74,017

   Mike Burnam, Chief Executive Officer, commented on the transaction, "This transaction allows both companies to position themselves in markets where they have opportunities to expand their presence. The swap with Storage USA further demonstrates our focus on existing markets and our strong desire to increase synergies in those core markets. The additions to our Chicago portfolio increase an already strong presence in the western suburbs and the additional South Carolina facilities add to our dominant position in both of those markets. The swap was good for both of us and enabled each of us to acquire competing properties and reduce expenses. I would expect more pruning of our portfolio in the future that will allow us to further enhance performance in core markets. Our focus for the future remains in existing markets."

Storage Trust Realty
Press Release


   Mr. Burnam commented further, "During the past week, Storage Trust has completed the acquisition of two additional facilities in our existing markets. These acquired facilities in Orlando, FL and Deerfield Beach, FL contain approximately 105,000 net rentable square feet and two acres for future expansion. The total purchase price of these facilities was $6,650,000, which was funded through use of available cash. With these acquisitions, Storage Trust now has six facilities in the Central Florida area and seven facilities in the South Florida area."

   Storage Trust Realty is a fully integrated, self-managed and self-administered real estate investment trust headquartered in Columbia, Missouri, engaged in the management and ownership of 191 self-storage facilities located in 18 states totaling approximately 9.9 million net rentable square feet and 85,000 units.

   Additional information on Storage Trust Realty can be obtained at our Web site at http://www.storagetrust.com.